Exhibit 99.1
                            CIGMA METALS CORPORATION
NEWS RELEASE 03-2007                                                July 3, 2007

                                                                 Trading Symbol:
                                                              Pink Sheets "CGMX"
                                                                Frankfurt C9KA.F
                                  NEWS RELEASE
                                  ------------

Cigma Metals Corporation is pleased to announce that a further 3 drill rigs have
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been  engaged  for  exploration  on  the  Company's 14,000 km2 Dostyk project in
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Kazakhstan.
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Coolum  Beach,  Queensland,  Australia - July 3, 2007 - Cigma Metals Corporation
(the "Company", "Cigma") is pleased to announce that the Company has engaged a further three drilling rigs increasing the total number of drilling rigs to four. The Company has expanded its exploration to cover both the Berezki target and now the highly prospective Quartzite Gorka targets.

Both the Berezki and the Quartzite Gorka targets have had significant exploration in the past and Cigma intends to capitalize on this previous work and convert the deposit into Australasian Joint Ore Reserves Committee (the "JORC") code for reporting of Mineral Resources and Ore Reserves (the "JORC Code") compliant resources. Both targets are now the focus of four drill rigs testing the depth and strike potential of previously outlined Copper, Gold and Molybdenum mineralisation. Drilling will also validate work completed during Soviet times.

Currently Cigma is on schedule to complete the drilling on the Berezkey and Quartzite Gorka Targets, and early indications show the target areas to potentially be linked and become one large mineralised Porphyry system.

Cigma Metals Corporation is a mineral exploration company focusing on the exploration and development of its 3 exploration properties totaling 740 square kilometers in the Tomsk Oblast region of Siberia in Russia, and approximately 14,000 square kilometers in the Dostyk region of Kazakhstan. All the project areas were selected due to their proximity to a well-developed infrastructure, known mineral occurrences and from historical records of gold and base metals production. Cigma Metals Corporation's stock trades under the symbol "CGMX.PK" on the PINK SHEETS in the United States of America, and under the symbols "C9KA.F" on the Frankfurt Exchange in Germany.


For Further information, please call Lars Pearl
Phone:          (+61)  4111-56177
Address:        1 Edith Place, Coolum Beach, Queensland, 4573 Australia.
Website:        www.cigmametals.com
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ON BEHALF OF THE BOARD

"Lars Pearl"
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Lars Pearl
President and CEO

CAUTIONARY  NOTE  REGARDING  FORWARD-LOOKING  STATEMENTS

This press release contains statements that plan for or anticipate the future, called "forward-looking statements." In some cases, you can identify forward looking statements by terminology such as "may," "will," "should," "could," "expects," "plans," "intends," "anticipates," "believes," "estimates," "predicts," "potential" or "continue" or the negative of those terms and other comparable terminology.

These forward-looking statements appear in a number of places in this press release and include, but are not limited to, statements about: our market opportunity; revenue generation; our strategies; competition; expected activities and expenditures as we pursue our business plan; the adequacy of our available cash resources; our ability to acquire properties on commercially viable terms; challenges to our title to our properties; operating or technical difficulties in connection with our exploration and development activities; currency fluctuations; fluctuating market prices for precious and base medals; the speculative nature of precious and base medals exploration and development activities; environmental risks and hazards; governmental regulations; and conduct of operations in politically and economically less developed areas of the world.

Many of these contingencies and uncertainties can affect our actual results and could cause actual results to differ materially from those expressed or implied in any forward-looking statements made by, or on behalf of, us. Forward-looking statements are not guarantees of future performance. These cautionary statements qualify all of the forward-looking statements made in this press release. Specific reference is made to our most recent annual report on Form 10KSB and other filings made by us with the United States Securities and Exchange Commission for more detailed discussions of the contingencies and uncertainties enumerated above and the factors underlying the forward-looking statements. These reports and filings may be inspected and copied at the Public Reference Room maintained by the U.S. Securities & Exchange Commission at 100 F Street, N.E., Washington, D.C. 20549. You can obtain information about operation of the Public Reference Room by calling the U.S. Securities & Exchange Commission at 1-800-SEC-0330. The U.S. Securities & Exchange Commission also maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the U.S. Securities & Exchange Commission at http://www.sec.gov.
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We  disclaim any intention or obligation to update or revise any forward-looking statements whether as a result of new information, future events or otherwise, except to the extent required by applicable laws.

This press release is for informational purposes only and is not and should not be construed as an offer to solicit, buy, or sell any security.